Exhibit 4.4

TGI

TRANSPORTADORA DE GAS

DEL INTERIOR S.A. E.S.P.

BOGOTA ENERGY GROUP

Tax ID No. 900.134.459-7

SUPPLEMENTARY AGREEMENT No. 01 TO CONTRACT ESTF-029-2008

CONTRACT INFORMATION

Purpose of the Supplementary Agreement	:	Contracting of new transportation capacity subject to expansion of the Ballena-Barrancabermeja gas pipeline.

Estimated Value of the Supplementary Agreement	:	USD 30,054,886 plus $53,553,541,610.

Term of the Supplementary Agreement	:	December 31, 2020.

TRANSPORTER’S INFORMATION

Company Name	:	TRANSPORTADORA DE GAS DEL INTERIOR S.A. E.S.P. – TGI S.A. E.S.P.

Tax Identification No.	:	900.134.459-7

Legal Representative	:	JORGE ARMANDO PINEDA SÁNCHEZ

Identification	:	91.241.552 from Bucaramanga

Address	:	Carrera 34 No. 41-51

City	:	Bucaramanga

Telephone	:	632-0002

Fax	:	632-5525

SHIPPER’S INFORMATION:

Company Name	:	ECOPETROL S.A.

Tax Identification No.	:	899.999.068-1

Authorized Representative	:	CAMILO MARULANDA LÓPEZ

Identification	:	10.008.868 from Pereira

Address:	:	Carrera 13 A No. 87-10

City:	:	Bogota, Capital District

Telephone:	:	(57) (1) 234-4437

[initials]

SUPPLEMENTARY AGREEMENT NO. 01 to ESTF-029-2008

CARRERA 34 No. 41 – 51

PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25

BUCARAMANGA – COLOMBIA S.A.

www.tgi.com.co

[ISO Certification in English], Accredited

TGI

TRANSPORTADORA DE GAS

DEL INTERIOR S.A. E.S.P.

BOGOTA ENERGY GROUP

Tax ID No. 900.134.459-7

SUPPLEMENTARY AGREEMENT No. 01 TO NATURAL GAS TRANSPORTATION CONTRACT

 ESTF-029-2008

The undersigned parties, namely: JORGE ARMANDO PINEDA SÁNCHEZ, who is of legal age, identified as appears below his signature, acting as First Alternate to the President on behalf and as legal representative of TRANSPORTADORA DE GAS DEL INTERIOR S.A. E.S.P. – TGI S.A. E.S.P., a Corporate Provider of Public Services created on February 16, 2007 by means of Notarial Instrument No. 067 executed at the office of Notary eleven (11) of the Bucaramanga circuit, with business registration number 05-138524-04, hereinafter referred to as the TRANSPORTER; and CAMILO MARULANDA LOPEZ, of legal age, identified as appears below his signature, in his capacity as Vice President of Supply and Marketing, exercising the authority contained in the Delegation Manual, acting in name and on behalf of ECOPETROL S.A., a federal decentralized agency created by Law 165 of 1948, with Tax Identification No. 899-999-068-1, organized as a Joint Venture Entity in accordance with the provisions of Article 2 of Law 1118 of 2006, under the Ministry of Energy and Mines, with its primary domicile in Bogota, Capital District, whose Bylaws are contained in their entirety in Notarial Instrument No. 5314 of December 14, 2007 and the successive amendments thereof, all executed in the Second Notary's Office of the Notarial District of Bogota, Capital District, duly registered in the Chamber of Commerce of Bogota, Capital District, hereinafter referred to as the SHIPPER; have agreed to execute this supplementary agreement, in accordance with the following:

WHEREAS:

1. On October 1, 2008, Ecopetrol S.A. and TGI S.A. E.S.P. executed Natural Gas Firm Transportation Contract No. ESTF-029-2008, hereinafter the Contract, in force from December 1, 2012 through December 31, 2020.

2. The subject matter of the Contract established that the transportation capacity contracted by the SHIPPER on the Ballena-Barrancabermeja route would be available as of the Service Commencement Date established in numeral 5.2 of Section I ESTF of the Contract, once the TRANSPORTER placed the facilities in operation that will permit the increase in the capacity of the Ballena-Barrancabermeja gas pipeline, which it agreed to do by no later than June first (1st), 2010.

3. This expansion will take the rated capacity of the Ballena-Barrancabermeja gas pipeline to 260 MCFD, which was made viable with the execution of the firm transportation contracts subject to this expansion on October 1, 2008.

4. Once the contracts mentioned in the preceding clause were executed, transportation capacity was made available via the Ballena-Barrancabermeja gas pipeline, which was offered by the TRANSPORTER to the SHIPPER and to the other shippers who signed contracts on the specified date, under the same conditions as the contracts signed at that time.

5. The TRANSPORTER offered the SHIPPER the additional quantities shown below for the period from December 2012 to December 2020.

Period	Additional kcfd
From December 1, 2012 to December 31, 2012	28,714
From January 1, 2013 to December 31, 2020	16,500

6. The SHIPPER accepted the capacity offered by the TRANSPORTER.

7. The TRANSPORTER’S Commercial Committee No. 13 of 2008 recommended the execution of this Supplementary Agreement.

8. In the Bulletin of Fiscal Debtors prepared and published by the General Government Accounting Office of the Republic, the SHIPPER verified that the TRANSPORTER is not listed as one of the persons against whom a final tax liability decision has been issued and who has not paid the obligation contained therein.

[initials]

SUPPLEMENTARY AGREEMENT NO. 01 to ESTF-029-2008

CARRERA 34 No. 41 – 51

PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25

BUCARAMANGA – COLOMBIA S.A.

www.tgi.com.co

[ISO Certification in English], Accredited

TGI

TRANSPORTADORA DE GAS

DEL INTERIOR S.A. E.S.P.

BOGOTA ENERGY GROUP

Tax ID No. 900.134.459-7

9. The TRANSPORTER evidences, via a certification issued by its internal auditor within the month prior to the date of signing of this supplementary agreement, that it has satisfied its obligations vis-à-vis health systems, occupational hazards, pensions and contributions to the Family Subsidy Funds, Colombian Institute of Family Welfare and National Apprenticeship Service, with respect to all its employees.

10. Prior to the signing of this supplementary agreement, the SHIPPER’s Gas Department implemented Asset Laundering Prevention Control Mechanisms and developed the Instruments for Proper Application thereof, in compliance with its General Policy for the Prevention and Control of Asset Laundering from May 2007.

11. Neither the SHIPPER nor the TRANSPORTER is affected by the disqualifications or incompatibilities provided for in the Law for entering into this supplementary agreement.

12. Both the TRANSPORTER’s and the SHIPPER’s representatives have the necessary authorization to sign this supplementary agreement.

In keeping with the foregoing, the Parties have agreed to amend the Contract in the following manner:

CLAUSE ONE: Amend numeral 6.1 “Firm Capacity Contracted (kcf/d)” of Section I-ESTF of the Contract, so that henceforth it will read as follows:

6.1. Firm Capacity Contracted (kcf/d)

From December 1, 2012 to December 31, 2020	Point 1: 101,500
Point 2: 15,000
Total: 116,500

Paragraph: As soon as it has more information about the distribution of the quantities required at each exit point, the SHIPPER will report this in a timely manner by sending a letter to the TRANSPORTER, which will be made official by means of a supplementary agreement to the contract.

CLAUSE TWO: Amend numeral 7.6 “Estimated Value of the Contract” of Section I-ESTF of the Contract, so that it will henceforth read as follows:

7.6 Estimated Value of the Contract	USD	$
From December 1, 2012 to December 31, 2020	210,568,296	375,202,814,819

CLAUSE THREE: All other stipulations of the Contract remain in force and unchanged.

This document is signed for the record on the fifth (5th) day of the month of December of the year two thousand eight (2008).

TRANSPORTADORA DE GAS DEL INTERIOR	ECOPETROL S.A.
S.A. E.S.P.

[signature]	[signature]

JORGE ARMANDO PINEDA SÁNCHEZ	CAMILO MARULANDA LÓPEZ
National Identity Card No. 91.241.552	National Identity Card No. 10.008.868
from Bucaramanga	from Pereira
[handwritten initials]	[handwritten initials]

Prepared by:	María C. Gómez [initials]
Reviewed by:	Sonia R. Sanabria M. [initials]
Elaine Soto B.
Approved by:	Jorge A. Pineda S.

SUPPLEMENTARY AGREEMENT NO. 01 to ESTF-029-2008

CARRERA 34 No. 41 – 51

PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25

BUCARAMANGA – COLOMBIA S.A.

www.tgi.com.co

[ISO Certification in English], Accredited

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